Exhibit 10.39

[LOGO]

Memo

To:	JOE BISCARDI

From	CATHY NEWKIRK

CC:

Date:	3/6/2003

Re:	RENT YONKERS

ATTACHED PLEASE FIND THE NEW LEASE BETWEEN YONKERS RADIATION ENTERPRISES,.LLC AND NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INC.

THIS LEASE BEGAN 1-21-03. THE MONTHLY RENT IN THE LEASE IS 3,220.00, BUT THAT DOES NOT INCLUDE THE $350.00 PER MONTH CONDO FEE TO RIVERHILL CONDO ASSOC.

PLEASE BEGIN APRIL 1 PAYING A MONTHLY AMOUNT OF $3,570.00.

I FIGURED THE RETRO AMOUNT FOR PART OF JANUARY, ALL OF FEBRUARY AND ALL OF MARCH AS (1,190.00 FOR JAN. 3570 FOR FEB AND MARCH) $7,140.00. COULD I GET A CHECK FOR THAT ASAP.

THANKS.

1

LEASE AGREEMENT

THIS LEASE (“Lease”) is made and entered into as of the 21st day of January, 2003, by and between YONKERS RADIATION ENTERPRISES, LLC, a New York limited liability company (“Landlord”), and NEW YORK RADIATION THERAPY MANAGEMENT , SERVICES, INCORPORATED, a New York corporation (“Tenant”).

WITNESSETH:

1.                                       Premises.

Landlord hereby demises and leases to Tenant and Tenant hereby hires and rents from Landlord Unit 111A (the “Unit”) in the Riverhill Professional Pavilion (the “Condominium”) located at 970 North Broadway, Yonkers, New York (the “Property”), together with an undivided 1.669 (1.669%) percent interest in the common elements of the Condominium (the Unit together with its undivided interest in the common elements is hereinafter referred to as the “Premises”), as more particularly described on Exhibit A attached hereto and made a part hereof, upon the terms, covenants and conditions set forth herein

2.                                       Use.

(a)                                  Tenant shall occupy and use the Premises for medical and general offices and uses related thereto and for such other uses as may be permitted under applicable law and the Declaration (as defined in Exhibit A) and the By-Laws of the Condominium, but in all cases, subject to the terms and conditions of the Declaration and the By-Laws of the Condominium (the “Permitted Uses”).

(b)                                 Tenant shall not do or permit anything to be done upon the Premises or any part thereof which would: (i) make void or voidable any insurance in force upon the Premises; (ii) make it difficult or impossible to obtain fire or other insurance upon the Premises at commercially reasonable rates; (iii) cause or be likely to cause damage to the Premises or any part thereof; (iv) constitute a public or private nuisance; or (v) violate the Declaration and/or the By-Laws of the Condominium.

3.                                       The Term.

(a)                                  The term (the “Term”) of this Lease shall commence on the date hereof (the “Commencement Date”) and shall terminate and expire at 11:59 p.m., Eastern Standard Time on January 20, 2013 (the “Expiration Date”), unless extended or sooner terminated as provided herein.

(b)                                 Provided that Tenant is not in default hereunder during the Term, Tenant shall have the right to extend the Term of this Lease for one (1) additional five (5) year period from January 21, 2013 to January 20, 2018 (the “Extended Term”), upon the following terms and conditions:

(i)                                    The Term of this Lease shall automatically be extended for the Extended Term, unless either Landlord or Tenant notifies the other party in writing at least one (1) month prior to the Expiration Date that it does not wish to extend the Term of this Lease, in which case, this Lease shall terminate on the Expiration Date; and

(ii)                                 Tenant’s occupancy of the Premises shall be upon the terms and conditions as set forth in this Lease, except that the phrases “the Term hereof or “the term of this Lease” shall be deemed to include the Extended Term and the term “Expiration Date” shall be deemed to mean January 20, 2018; and

(iii)                               Any termination, cancellation or surrender of this Lease shall terminate the automatic extension.

(c)                                  Notwithstanding anything to the contrary contained in this Lease, Landlord may terminate this Lease by giving Tenant thirty (30) days prior written notice thereof, in which case, this Lease shall terminate on the day so designated in Landlord’s notice, which date shall not be less than thirty (30) days from the date such notice is deemed delivered hereunder.

4.                                       Rent.

(a)                                  Commencing as of the Commencement Date and for the balance of the Term of this Lease, Tenant covenants and agrees to pay to Landlord: (i) minimum rent in the amount determined in accordance with Paragraph 4(b) below (the “Minimum Rent”); and (ii) additional rent (“Additional Rent”) equal to any and all other sums, costs, expenses, charges or other payments which Tenant assumes, agrees or is obligated to pay pursuant to any provision of this Lease. (Minimum Rent and Additional Rent are collectively referred to as the “Rent”).

(b)                                 Minimum Rent for each Lease Year (as hereinafter defined) shall be as follows:

(i)                                    for the first Lease Year, the Minimum Rent shall be $38,640.00, payable in equal monthly installments of $3,220.00; and

(ii)                                 Commencing January 21, 2004 and on each January 21st thereafter during the Term hereof, the Minimum Rent shall be an amount equal to the then current Minimum Rent multiplied by a fraction, the numerator of which is the Consumer Price Index published for the month of December immediately preceding such January 21st and the denominator of which is the Consumer Price Index published for the month of December in the immediately preceding Lease Year provided, however, that the Minimum Rent shall never be decreased as a result of the application of this Section 4(b)(ii). For purposes hereof, the “Consumer Price Index” shall mean the Consumer Price Index (all items) for New York, New York, Northeastern New Jersey, published by the United States Department of Labor, Bureau of Labor Statistics (1982=100). As

soon as the Minimum Rent for each Lease Year is established, Landlord shall give Tenant notice thereof in writing. If the Consumer Price Index is discontinued or revised during the Term hereof, then such other governmental index or computation which replaces the Consumer Price Index shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

(c)                                  Tenant shall pay to Landlord without previous demand thereof and without any abatement, reduction, setoff or deduction whatsoever, the Minimum Rent (together with any applicable sales tax and local taxes if the same are ever required by law), payable in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Term of this Lease. Tenant shall pay the Rent to Landlord in lawful money of the United States of America which shall be legal tender for all debts, public and private, at the time of payment, at the office of Landlord set forth above, or to such other person or persons and/or at such other place or places as Landlord may designate from time to time by written notice to Tenant. Landlord’s failure to render a bill or invoice for Rent with respect to any period shall not prejudice Landlord’s right to render a bill or invoice with respect to that or any subsequent period. Any obligation of Tenant for payment of Rent which shall have accrued with respect to any period during or prior to the Term shall survive the expiration or termination of this Lease.

(d)                                 The term “Lease Year” shall mean for the first Lease Year, the period between the Commencement Date and the day immediately preceding the first anniversary of the Commencement Date, and for any subsequent Lease Year, the twelve (12) month period commencing on the first day subsequent to the expiration of the preceding Lease Year and ending on the anniversary date of the last day of the preceding Lease Year.

(e)                                  If Tenant shall fail to pay any installment of Minimum Rent or Additional Rent within five (5) days after the due date thereof, Tenant shall pay to Landlord a late charge equal to five (5%) percent of the amount of such installment.

(f)                                    If Tenant shall fail to pay and installment of Minimum Rent or Additional Rent within fifteen (15) days after the due date thereof, such installment shall bear interest from the due date to the date of payment at the prime interest rate of Chase’ Manhattan Bank, N.A., or its successor(s), as of such date plus three (3%) percent, which interest shall be due with such installment.

(g)                                 Any Minimum Rent due for a period that is less than a full calendar month shall be appropriately prorated.

5.                                       Real Estate Taxes and Common Charges.

(a)                                  During the Term hereof, Tenant shall pay to Landlord as Additional Rent all real estate taxes, assessments, water and sewer rents and water and sewer charges and all other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind, including any fine, penalty or interest imposed thereon, which are assessed or imposed upon the Premises or any part thereof, or become payable in respect of the use or occupancy of the Premises as herein provided (collectively, “Taxes”). On the Commencement Date, Tenant shall pay to Landlord as Additional Rent a sum equal to one-twelfth (l/12th) of the Taxes next coming due multiplied by the number of months (and any fraction thereof) which would have had to been paid to Landlord for Landlord to have sufficient funds to pay such Taxes to the taxing authority on their respective due dates, without penalty or, interest. Thereafter, commencing on the first day of February 2003 and the first day of each month thereafter, together with each monthly installment of Minimum Rent, until the first Adjustment Date (as hereinafter defined), Tenant shall pay to Landlord a sum equal to one-twelfth (l/12th) of the Taxes next coming due. From and after the first Adjustment Date and thereafter throughout the Term, Tenant shall pay to Landlord, one-twelfth (1/12th) of the amount required to pay the Taxes to the governmental authorities on time, without interest or penalty, as such amount may be increased on notice from the Landlord to Tenant (each such date of increase being referred to herein as an “Adjustment Date”). Landlord may estimate the monthly amount required to pay the Taxes next coming due.

(b)                                 In the event Landlord receives a refund of any Taxes previously paid by Tenant, Tenant shall receive such refund, less Landlord’s cost of such refund. Tenant shall have the right and option to contest or review by legal, administrative or other proceedings the amount or validity of any Taxes, upon condition that Landlord’s estate in the Premises shall not, under any circumstances, be forfeited by reason of such contest or review. Landlord shall join in any such contest or review if necessary in order to properly prosecute such proceedings. The proceedings referred to herein shall include, but shall not be limited to, appropriate appeals from any judgment, decrees or orders made in any such proceedings.

(c)                                  In addition to Minimum Rent and Additional Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor.

(d)                                 Tenant will also pay directly to the Condominium any and all common charges, expenses for common areas, utilities, and association fees required or assessed by the Condominium, the Declaration or the By-Laws of the Condominium against the Unit or the Landlord on account of the Unit prior to the date same are due and payable to the Condominium.

6.                                       Net-Net-Net Lease.

This Lease shall be deemed and construed to be a net-net-net Lease and, except as herein otherwise expressly provided, the Landlord shall receive the Minimum Rent and Additional Rent and all other payments hereunder to be made by the Tenant absolutely free from any charges, assessments, imposition, expenses or deductions of any kind and every kind or nature whatsoever. Tenant is to pay for all insurance and any and all costs for repairs, replacements, maintenance and improvements.

7.                                       Insurance and Indemnity.

(a)                                  Tenant shall, at Tenant’s sole cost and expense, subject to the terms and conditions of the Condominium, keep the Premises and all of Tenant’s equipment and property insured for the benefit of Landlord and Tenant: (i) in an amount which shall be sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss (but in no event in an amount less than one hundred percent (100%) of the full replacement value thereof), against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of insurance policies with extended coverage.

(b)                                 Tenant, at Tenant’s sole cost and expense, shall maintain for the mutual benefit of Landlord and Tenant and any other person or entity designated by Landlord, comprehensive general liability insurance against claims for personal injury, death or property damage occurring upon, in, about, adjacent to or connected to the Premises, or any part thereof, with such limits as may be reasonably required by Landlord from time to time, but not less than $3,000,000 in respect of bodily injury or death of any number of persons in a single occurrence and $500,000 for property damage.

(c)                                  During such time as Tenant shall be performing any Alteration, Tenant shall carry or caused to be carried worker’s compensation insurance covering all persons employed in connection with the Alteration in statutory limits.

5.a.(a)                                                                All policies of insurance shall, provide that same shall not be cancelable, terminable, modifiable or non-renewable on less than twenty (20) days’ actual prior notice to all insureds and any Superior Mortgagee, as defined below.

5.a.(b)                                                               All insurance provided under tliis Lease shall be issued by insurers reasonably satisfactory to Landlord and licensed to do business in the State of New York. Tenant shall deposit with Landlord and, if requested by Landlord, any Superior Mortgagee, the original certificates of insurance for all insurance required under this Article 7 prior to Tenant’s possession of the Premises and, at least thirty (30) days prior to the expiration date of any policy, the original renewal certificates for such insurance shall be delivered by Tenant to Landlord, together with reasonably satisfactory evidence of its payment. Landlord may require such insurance coverage to be increased after the first five (5) years of the Term of the Lease and at the commencement of the Extended Term.

5.a.(c)                                                                All policies procured by Tenant or Landlord with respect to the Premises, whether or not required hereby to be carried, which insure the interest of one party only, shall (if it can be so written and either does not result in additional premium or the other party agrees to pay upon demand any additional resulting premium) include provisions denying to the insurer acquisition by subrogation of rights of recovery against the other. Both Landlord and Tenant, to the extent permitted by the applicable policy, hereby waive any rights of recovery against the other for any direct damage or consequential loss normally covered by such policies, against which such party is protected by insurance, to the extent of the proceeds paid under such policies, whether or not such damage or loss shall have been caused by any acts or omissions of the other party.

5.a.(d)                                                               In no event shall the limits of said insurance policies be considered as limiting the liability of Tenant under this Lease. In the event that Tenant shall fail to obtain or maintain in full force and effect any insurance coverage required to be obtained by Tenant under this Lease, Landlord may (but Landlord shall have no obligation to do so) procure same from insurance carriers as Landlord may deem proper, irrespective that a lesser premium for such insurance coverage may have been obtained from another insurance carrier, and Tenant shall pay as Additional Rent, upon demand of Landlord, any and all premiums, costs, charges and expenses incurred or expended by Landlord in obtaining such insurance. Notwithstanding that Landlord may procure insurance coverage required of Tenant hereunder, Landlord shall in no manner be liable to Tenant for any insufficiency or failure of coverage with regard to such insurance or any loss to Tenant occasioned thereby, and additionally, the procurement of such insurance by Landlord shall not relieve Tenant of its obligations under this Lease to maintain insurance coverage in the types and amounts herein specified, and Tenant shall nevertheless hold Landlord harmless from any loss or damage incurred or suffered by Landlord from Tenant’s failure to maintain such insurance.

5 ..a.(e)                                                             The replacement of any plate glass damaged or broken from any cause whatsoever in and about the Premises shall be Tenant’s responsibility. Tenant shall, during the entire Term hereof, keep in full force and effect a policy of plate glass insurance covering all the plate glass of the Premises, in amounts satisfactory to Landlord. The policy shall name Landlord as additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord twenty (20) days prior notice. A copy of the policy together with the declarations page therefore shall be delivered to Landlord prior to the commencement of the Term of this Lease.

8.                                       Utilities.

(a)                                  During the Term, Tenant shall obtain and pay directly to the utility company or vendor providing such utilities and/or services, all costs and expenses for all utilities, including, without limitation, electric current, water, heating oil, gas or other fuel, except to the extent same are the responsibility of the Condominium, including all utilities in connection with all mechanical systems in or serving the Premises, including, without limitation, the heating, air conditioning, ventilation and lighting equipment. Tenant shall, at Tenant’s sole cost and expense, perform its own cleaning in the Premises or contract directly for any such cleaning services. Tenant shall, at Tenant’s sole cost and expense, be responsible for removal from the Premises and the Property, of all refuse and rubbish.

(b)                                 Tenant shall not use or install any fixtures, equipment or machines, the use of which in conjunction with other fixtures, equipment or machines would result in an overload of the electrical equipment supplying electric current to the building. Tenant shall not permit its use of electric current to exceed the capacity of the then existing risers, feeders, the electrical service panel or bus ducts to the building.

(c)                                  Landlord shall not be required to furnish to Tenant any services of any kind whatsoever such as, but not limited to, water, steam, heat, gas, hot water, electricity, light and power. Landlord shall not be held liable for: (i) any failure of water supply, electric current or any services by any utility; and (ii) injury to person (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Premises or from any pipes, appliances or plumbing works or from any other place or by dampness or by any other cause whatsoever.

9.                                       Subordination and Attornment.

(a)                                  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the land and the building of which the Premises form a part, now or hereafter existing and to all mortgages (including modifications, consolidations, spreaders and renewals thereof) which may now or hereafter affect the land and/or the building of which the Premises form a part or any such lease and to the Declaration and the By-Laws of the Condominium. This subordination shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein referred to as a “Superior Lease” and the lessor of a Superior Lease is herein referred to as a “Superior Lessor,” and any mortgage to which this Lease is subject and subordinate is herein referred to as a “Superior Mortgage,” and the holder of a Superior Mortgage is herein referred to as a “Superior Mortgagee.”

(b)                                 If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party (a “Successor Landlord”), Tenant shall attorn to and recognize each Successor Landlord as Tenant’s landlord under this Lease and shall within ten (10) days after request by such Successor Landlord execute and deliver any instrument such Successor Landlord may reasonably request to confirm such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant on all the terms, conditions, and covenants as set forth in this Lease.

10.                                 Assignment and Subletting.

(a)                                  Tenant shall not, by operation of law or otherwise, assign, mortgage, pledge or encumber this Lease and shall not sublet all or any portion of the Premises or permit the Premises or any part thereof to be used or occupied by others without Landlord’s prior written consent in each instance. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant in violation of the terms hereof, Landlord may collect rent from the assignee, undertenant or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance.

(b)                                 Any transfer or assignment, whether made in one (1) transaction or in a series of transactions, which results in a transfer or assignment of fifty percent (50%) or more of the voting interests or control of Tenant, or any permitted subtenant or assignee of this Lease, shall constitute an assignment of this Lease or sublease requiring Landlord’s consent.

11.                                 Tenant’s Fixtures and Improvements.

(a)                                  Tenant may execute non-structural alterations, additions or improvements (an “Alteration”) to the Premises at any time and from time to time during the Term of this Lease.

(b)                                 Title to each Alteration which is real property, fixtures (but not Tenant’s Property, as defined below), improvements or replacement equipment installed in the Premises or any part thereof at any time, either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation be free and clear of all liens and shall vest and become the property of Landlord and shall remain upon and be surrendered with the Premises.

(c)                                  Any Alteration shall be performed in accordarice with all of the following conditions:

(i)                                     No Alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Premises, or decrease the size of the Premises; and

(ii)                                  All Alterations, repairs and replacements shall be performed in accordance with detailed architectural plans and specifications prepared by a licensed architect or engineer and approved by Landlord; and

(iii)                               All Alterations shall be done in a good and workmanlike manner and shall comply with all requirements set forth in the Declaration and By-Laws of the Condominium, with all building and zoning laws and with all other applicable laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate departments, commissions, boards and officers thereof and in accordance with the orders, rules and regulations of the Board of Fire Underwriters or any body now or hereafter constituted exercising similar functions, and Tenant shall procure all permits, approvals and certificates of occupancy and other certificates as may be required by law, the Declaration and the By-Laws of the Condominium; and

(iv)                              Upon completion of all Alterations, Tenant shall deliver to Landlord a Certificate of Occupancy (or equivalent certificate) which may be required by any governmental authority to evidence completion of the Alteration and to authorize the occupancy of all or any part of the Premises.

12.                                 Tenant’s Property & Equipment

Notwithstanding any contrary provision contained herein, Tenant shall have the right, at its own cost and expense, to install machinery, equipment and fixtures as Tenant may require from time to time (“Tenant’s Property”). Tenant’s Property shall remain personalty notwithstanding the fact that it may be affixed or attached to the Premises, and shall, during the term of this Lease or any extension thereof, belong to and be removable by Tenant, provided that Tenant shall repair any damage to the Premises caused by the removal of Tenant’s Property and shall restore the Premises to substantially the same condition as existed prior to the installation of Tenant’s Property.

13.                                 Maintenance and Repair of Premises.

Tenant shall at all times keep in good order, condition and repair (which shall include the providing of replacements where necessary) the entire Premises, including, without limitation, all partitions, doors, interior walls, fixtures, equipment and appurtenances thereto, including lighting, heating and plumbing fixtures and any air conditioning system and sprinkler system situated within and/or servicing the Premises, except to the extent any such obligations are the responsibility of the Condominium pursuant to the Declaration and the By-Laws of the Condominium. Said maintenance by Tenant shall include, without limitation, periodic painting as is reasonably necessary. All repairs, replacements, or maintenance of any item or any type of the Premises is the responsibility of the Tenant and to be paid for by Tenant.

14.                                 Signs.

Subject to the provisions of the Declaration and the By-Laws of the Condominium, Tenant may place or install such signs and/or awnings in, on or about the Premises (including, without limitation, both the interior and exterior surfaces of windows and doors), without obtaining Landlord’s prior written approval, provided such signs and/or awnings (i) do not violate any laws, ordinances, rules or regulations promulgated by any governmental body having jurisdiction, or do not violate the Declaration and the By-Laws of the Condominium; (ii) are installed in accordance with all applicable laws, ordinances rules and regulations and any applicable conditions in the Declaration and/or the By-Laws of the

Condominium; and (iii) are maintained at all times during the Term in good condition by Tenant at its own cost and expense in accordance with the aforesaid laws, ordinances, rules and regulations and, if applicable, the Declaration and the By-Laws of the Condominium.

15.                                 Waste and Governmental Regulations.

(a)                                  Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Condominium.

(b)                                 Tenant, at its sole cost, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises, and the Condominium, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq, and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises or the Condominium. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of the ADA within the Premises. Any Alterations to the Premises made by or on behalf of Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

(c)                                  In the event any “Medical Waste” or “Hazardous Material,” as such term is hereinafter defined, is brought into or onto the Premises by Tenant, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For the purposes of this Paragraph, “Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in the Comprehensive Environmental Response, Compensation and Liability Act, any so called “Superfund” or “Superlien” law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, and/or relating to any Hazardous Material.

(d)                                 During the Term, Tenant shall, at its sole cost and expense, comply with any law, ordinance and regulation, Federal, state, county or municipal, including without limitation, all Legal Requirements, now or hereafter enforced or applicable to the Premises, Tenant’s use or manner of use of the Premises and any improvements thereon. Tenant shall comply with any and all rules and regulations issued by the Board of Fire Underwriters or by any other body hereinafter constituted, exercising similar functions, and by insurance companies writing policies which insure the improvements located on the Premises. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may be imposed because of the failure of the Tenant to comply with this Paragraph and shall indemnify and hold harmless Landlord from and against any and all liability arising from each non-compliance by Tenant. Tenant shall promptly notify Landlord of any known violation. Tenant shall not contest the application or validity of any such requirements without the prior written consent of Landlord in each such instance such consent to be unreasonably withheld or delayed. Any repair or change required to be performed by Tenant under this Section shall be deemed a repair for the purposes of Article 11, below.

(e)                                  Tenant shall have the right and option to contest or review by legal, administrative or other appropriate proceedings any legal requirements or violations thereof asserted against the Premises on the condition that Landlord’s estate in the Premises shall not be forfeited by reason of such contest and Tenant shall provide Landlord which such security reasonably required by Landlord to protect Landlord’s interest in the Premises. Landlord shall join in any such proceedings if necessary in order to properly prosecute such proceedings. The proceedings referred to herein shall include, but shall not be limited to, appropriate appeals from any judgment, decrees or orders made in any such proceedings.

(f)                                    Tenant will indemnify and hold harmless Landlord from any losses, liabilities, damages, costs or expenses (including reasonable attorneys’ fees) which Landlord may suffer or incur as a result of Tenant’s breach of this Article 15. This Article 15 shall survive the expiration or sooner termination of this Lease.

16.                                 Destruction of Premises.

Except as otherwise expressly provided herein, damage to or destruction of the Premises by fire or other casualty shall not release or diminish Tenant’s obligations hereunder, entitle Tenant to surrender possession of the Premises, terminate this Lease or violate any provisions hereof. Subject to the terms and conditions of the Declaration and the By-Laws, Tenant covenants and agrees that in case of damage to or destruction of the Premises by fire or other casualty, Tenant, at Tenant’s sole cost and expense, will promptly repair, restore, replace and rebuild the same to the condition existing immediately prior to such damage or destruction, in accordance with Article 11, above. All insurance proceeds received on account of such damage or destruction whether received by Landlord or Tenant, less the reasonable costs, if any, of such recovery (which costs shall be payable to the party incurring such costs) shall be deposited into a segregated interest-bearing account maintained by Landlord (with the interest to follow the proceeds thereof) and shall be applied to the payment of the cost of such restoration, repair, replacement or rebuilding, including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, or rebuilding, and shall be paid out to Tenant, upon Tenant’s request therefor made from time to time, as such work progresses.

17.                                 Surrender.

At the expiration or earlier termination of this Lease, the Tenant shall surrender and vacate the Premises in broom clean condition, with all of its property removed therefrom.

18.                                 Eminent Domain.

Subject to the terms of the Declaration, the By-Laws of the Condominium and the Superior Mortgage, if less then ten (10%) percent of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation) (each an “Appropriation”), this Lease shall, as to the part taken, terminate as of the date title shall vest in the condemnor and continue in full force as to the remainder and in the event of such a partial taking, the Rent shall be equitably adjusted by Landlord, and Tenant shall restore, subject to unavoidable delays, the remaining portion of the Premises to a complete architectural unit. Such restoration, repairs, and/or reconstruction shall be performed in accordance with the terms of Article 11 above. Any condemnation proceeds received on account of such Appropriation by Landlord or Tenant, less the reasonable costs of collecting the same, if any, shall be deposited into a segregated interest-bearing account maintained by Landlord (with interest to follow the proceeds thereof) and used for such restoration to restore the Alterations located in the Premises and paid out to Tenant, upon Tenant’s request therefor made from time to time, as such work progresses. In the event of a condemnation of ten (10%) percent or more of the Premises (a sale in lieu of condemnation to be deemed a taking or condemnation), this Lease shall terminate as of the date title shall vest in the condemnor and, upon such termination, Landlord and Tenant shall have no further obligations hereunder, except to the extent such obligations are to survive the termination of this Lease as otherwise provided in this Lease. Landlord and Tenant each covenant and agree that promptly after receipt by either party of notice from the condemning authority of the pendency of any such condemnation, such party shall deliver to the other party a copy of such notice. Any termination hereunder shall be without prejudice to the rights of either Landlord or Tenant to recover compensation from the condemning authority for any loss or damage caused by such Appropriation, the parties hereto agreeing that both Landlord and Tenant shall have the right to make claims for any loss or damage it suffers.

19.                                 Defaults.

(a)                                  Any of the following events shall be deemed an “Event of Default” under this Lease:

(i)                                     if Tenant fails to make any payment of Rent on the due date thereof; or

(ii)                                  if Tenant breaches any other covenant of this Lease; or

(iii)                               if Tenant becomes involved in a legal proceeding which results in the levy of execution on or the acquisition of Tenant’s leasehold interest created hereunder by a trustee in bankruptcy, receiver, assignee or other legal officer appointed in any insolvency or creditors’ proceedings; or

(iv)                              if Tenant vacates, surrenders or abandons all or any part of the Premises; or

(v)                                 if any lien, judgment, writ, assessment, charge, attachment or execution is filed against Landlord’s or Tenant’s interest in the Lease or the Premises and/or the fixtures, improvements and furnishings located therein.

(b)                                 Upon the occurrence of any one or more Events of Default, Landlord may serve a written ten (10) day notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) day period, if Tenant has failed to remedy such Event of Default, then Landlord may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) day period, this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of said three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof and Tenant shall then quit and surrender the Premises to Landlord in the condition required hereunder, but Tenant shall remain liable as hereinafter provided.

(c)                                  If the notice provided for under Paragraph 19(b) above, shall be given, and the Term hereof shall expire as aforesaid, then and in any such event, Landlord may, without notice, re-enter the Premises either by force or otherwise and dispossess Tenant by summary proceeding or otherwise, and may remove all persons, fixtures and chattels therefrom and Landlord shall not be liable for any damages resulting therefrom and Tenant hereby waives the service of notice of intention to re-enter, retake or commence legal proceeding to that end. Such re-entry and repossession shall not work a forfeiture of the Rent to be paid and the covenants to be performed by Tenant during the full Term of this Lease. Upon such repossession of the Premises, Landlord shall be entitled to recover, as liquidated damages and not as a penalty, a sum of money equal to the present value of the Rent provided herein to be paid by Tenant to Landlord for the remainder of the Term, less the present value of the fair rental value of the Premises for said period, such present value to be computed in each case on the basis of a four (4%) percent per annum discount. Upon the happening of any one or more of the Events of Default, Landlord may repossess the Premises by forcible entry or detainer suit, or otherwise, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for) and without terminating this Lease, in which event Landlord may relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining under the Term of this Lease or otherwise). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If Landlord does not relet the Premises, Tenant shall pay to Landlord on demand, as liquidated damages and not as a penalty, a sum equal to the amount of Rent herein to be paid by Tenant for the remainder of the Lease Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, or additions, the expenses therefrom (including but not by way of limitation, reasonable attorneys’ fees and brokers’ commissions), to pay the remainder of the Rent to be paid by Tenant over the Lease term, Tenant shall pay to Landlord on demand any deficiency.

(d)                                 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired or limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. All the remedies hereinbefore given to

Landlord and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

20.                                 Access by Landlord.

Landlord or Landlord’s agents shall have the right to enter the Premises at all times to examine the same and to show them to prospective purchasers of the Unit, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor, without the same constituting an eviction of Tenant in whole or in part and the Rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance, or repair of the Premises or any part thereof, except as otherwise herein specifically provided. Landlord shall give Tenant reasonable notice during business hours prior to any entry. In the exercise of its rights under this Article 11, Landlord shall make reasonable efforts not to interfere with Tenant’s use of the Premises.

21.                                 Quiet Enjoyment.

Upon payment by the Tenant of the Rent and other charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

22.                                 Miscellaneous.

(a)                                  No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or by law.

(b)                                 The captions or titles to the various sections of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content or intent of this Lease or of any parts thereof.

(c)                                  Each and every covenant and condition of this Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives and permitted assigns of Landlord and Tenant, but this section shall in no way validate an assignment of all or any part of this Lease which is invalid under other provisions hereof.

(d)                                 The invalidity or illegality of any provisions of this Lease shall not affect the remaining provisions thereof.

(e)                                  When used in this Lease, the singular number includes the plural, and the plural the singular, unless the context otherwise requires; the neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes a corporation, partnership, or other legal entity when the context so requires; and the word “person” means an individual or individuals, a partnership or, partnerships, a corporation or corporations, or any combination thereof, when the context so requires.

(f)                                    If Tenant consists of more than one person, the obligation of all such persons is joint and several.

(g)                                 Any notice or demand provided for in this Lease shall be in writing and shall be deemed delivered either: (i) when delivered in person to the recipient thereof; or (ii) on the date shown on the return receipt after deposit, or should the recipient thereof fail to sign the return receipt, then three (3) days after deposit in the United States mail in a sealed envelope or container, when delivered by registered or certified mail, return receipt requested, postage prepaid; and addressed to the party to whom notice is hereby given at the address listed above, or to such other address as may be supplied by such party in writing.

(h)                                 The Lease shall be construed and interpreted according to the laws of the State of New York.

(i)                                     This Lease shall not be recorded.

(j)                                     If circumstances beyond the control of Landlord (such as acts of God, fires, strikes, power shortages, etc., - financial inability excepted) shall temporarily make it impossible for Landlord to perform under this Lease, then the principles of force majeure will apply and the rights and obligations of the parties will be temporarily suspended during the force majeure period.

(k)                                  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant shall look solely to the interest of the other in the Premises, as the case may be, for satisfaction of any remedy it may have hereunder or in connection herewith and shall not look to any other assets of the other or of any other person, firm or corporation. There shall be absolutely no personal liability on the part of any present or future stockholder, member, principal, or any officer, director, trustee, member or affiliate of Landlord or Tenant or any partners of such partnership or any of its successors or assigns with respect to any obligation hereunder or in connection herewith.

(l)                                     If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(m)                               Tenant represents that no broker was involved or instrumental in consummating this Lease and that no conversations or prior negotiations were had with any broker concerning the leasing of the Premises. Tenant agrees to hold Landlord harmless against, any claims for brokerage commissions arising out of any conversations or negotiations had by Tenant with any broker with respect to this Lease or the Premises.

(n)                                 Tenant has no authority to incur any debt or make any charge against Landlord or create any lien upon this Lease, the Premises, the common areas or the building for work or materials furnished for same. In the event that any labor, materials or equipment are furnished to Tenant with respect to which any mechanics’ or materialmen’s lien might be filed against the land, the Premises, or the land and building of which the Premises is a part Tenant agrees to take appropriate action to assure that no such lien will be filed, and Tenant agrees to pay, when due, all sums of money that may become due for any such labor, materials or equipment and to cause any such lien to be fully discharged and released or bonded in accordance with the Lien Law of the State of New York promptly upon receiving notice thereof. If Tenant has not obtained the discharge of any such lien within thirty (30) days after notice given by Landlord in writing to Tenant, Landlord may pay the amount of such lien and the amount so paid shall be deemed Additional Rent reserved under this Lease and shall be payable on demand.

(o)                                 At the request of the Landlord, Tenant shall, at any time and from time to time, within ten (10) days after receipt of notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified, and setting forth the modifications), the dates to which the Rent has been paid, and stating whether or not, to the best knowledge of the Tenant, any party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and if in default, specifying each such default, it being intended that any such statement delivered pursuant to this section may be relied upon by Landlord, or any prospective purchaser, assignee or mortgagee.

(p)                                 Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss, cost, liability, claim, damage and expense (including reasonable attorneys’ fees and disbursements) resulting from delay by Tenant in surrendering the Premises upon the expiration or termination of this Lease, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease without the execution of a new lease, the Landlord shall be entitled to immediately reenter the Premises and dispossess Tenant. In the event of any holding over by Tenant, Tenant shall pay as holdover rental for each month of the holdover an amount equal to two (2) times the Rent payable during the last month of this Lease, subject to all of the other terms of this Lease insofar as the same are applicable to such holdover tenancy. The acceptance of any such use and occupancy paid by Tenant pursuant to this Section shall in no event preclude the Landlord from commencing and prosecuting a holdover or summary eviction proceeding and the provisions of this Section shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor or similar law of like import. Nothing contained in this Section shall: (i) imply any right of Tenant to remain in the Premises after the termination of this Lease without the execution of a new lease: (ii) imply any obligation of the Landlord to grant a new lease; or (iii) be construed to limit any right or remedy the Landlord has against Tenant as a holdover tenant or trespasser.

(q)                                 Tenant covenants to accept the Premises in its “as is” condition on the Commencement Date without representation or warranty, express or implied, by Landlord and without recourse to Landlord. Landlord shall not be responsible for any defect in or to the Premises or any changes therein and the Rent hereunder shall in no event be withheld, abated or diminished on account of any defect, change or damage to the Premises.

23.                                                                                 Indemnification.

(a)                                  Tenant shall indemnify and hold Landlord harmless against and from any and all claims by or on behalf of any persons, firms or corporations, arising from the use and/or occupancy of, or from any work or thing whatsoever done in or about the Premises or of any passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees during the Term hereof, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the Term of this Lease, in or about the Premises, or upon the sidewalks, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred by Landlord with respect to any such claim or action or proceeding brought thereon; and in the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

(b)                                 Tenant covenants and agrees to pay, and to indemnify Landlord against, all legal costs and charges, including counsel fees, lawfully and reasonably incurred in obtaining possession of the Premises after default by Tenant hereunder, or in enforcing any covenant or agreement of Tenant herein contained, or curing any default by Tenant under this Lease or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim of lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord’s approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder. All such expenses shall be deemed to be Additional Rent.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Landlord:	YONKERS RADIATION ENTERPRISES, LLC

	By:	/s/ Daniel E. Dosoretz
Name: Daniel E. Dosoretz
Title: Managing Partner

Tenant:	NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED

	By:	/s/ Daniel E. Dosoretz
Name: Daniel E. Dosoretz
Title: CEO